SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933


                           AMARILLO BIOSCIENCES, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


              Texas                                       75-1974352
-----------------------------------          -----------------------------------
 (State or Other Jurisdiction of              (IRS Employer Identification No.)
  Incorporation or Organization)


                 4134 Business Park Drive, Amarillo, Texas 79110
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                    (Address of Principal Executive Offices)


                         2003 Stock for Consultants Plan
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                            (Full Title of the Plan)


                                Joseph M. Cummins
                            4134 Business Park Drive
                              Amarillo, Texas 79110
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                     (Name and Address of Agent For Service)


                                 (806) 376-1741
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          (Telephone Number, Including Area Code, of Agent For Service)


                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
  Title of Each                        Proposed      Proposed
    Class of                            Maximum       Maximum
   Securities           Amount         Offering      Aggregate       Amount Of
      To Be              To Be           Price       Offering      Registration
   Registered         Registered       Per Unit        Price            Fee
------------------- --------------- -------------- ------------- ---------------
   Common Stock,      100,000 (1)     $0.430 (2)      $43,000          $3.48
  $0.01 par value
--------------------------------------------------------------------------------

                 Notes to Calculation of Registration Fee Chart
                 ----------------------------------------------

(1) The number of shares of common stock set forth to be registered is the number of additional shares that will be issued under the 2003 Stock for Consultants Plan (the "Plan"), over and above the number of shares previously registered. This Registration Statement shall also cover any additional shares of common stock which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of common stock of Amarillo Biosciences, Inc.

(2) Calculated on the basis of the average of the over-the-counter high and low prices on October 22, 2003, pursuant to Rule 457(c) of the Securities Act of 1933, as amended.

                      REGISTRATION OF ADDITIONAL SECURITIES

         Reference is made to Amarillo Biosciences, Inc. S-8, filed June 6, 2003, SEC File Number 333-105928, with respect to shares registered under the Company's 2003 Stock for Consultants Plan. The contents of said registration statement are hereby incorporated by reference in their entirety.

                                    EXHIBITS

                                  Exhibit Index
                                  -------------

Exhibit Number                                                              Page
--------------                                                              ----

     (5)             Opinion Regarding Legality..............................5

     (23)            Consent of Malone & Bailey, PLLC........................6

                                   SIGNATURES

       The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Amarillo, State of Texas, on October 23, 2003.

                                            AMARILLO BIOSCIENCES, INC.



                                            By:  /s/ Joseph M. Cummins
                                               ------------------------------
                                                Joseph M. Cummins, DVM, Ph.D.
                                                Chairman, President, CEO and
                                                Chief Financial Officer

       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



    /s/  Joseph M. Cummins                Director            October 23, 2003
-----------------------------
         Joseph M. Cummins


    /s/  Katsuaki Hayashibara             Director            October 24, 2003
-----------------------------
         Katsuaki Hayashibara


    /s/  James Cook                       Director            October 28, 2003
-----------------------------
         James Cook


    /s/  Dennis Moore                     Director            October 28, 2003
-----------------------------
         Dennis Moore


    /s/  Stephen T. Chen                  Director            October 23, 2003
-----------------------------
         Stephen T. Chen


    /s/  James A. Page                    Director            October 24, 2003
-----------------------------
         James A. Page

                                  Exhibit Index
                                  -------------

Exhibit Number                                                              Page
--------------                                                              ----

     (5)           Opinion Regarding Legality................................5

     (23)          Consent of Malone & Bailey, PLLC..........................6


















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